EXHIBIT 10.1
SCIENTIFIC ADVISORY BOARD AGREEMENT
     This Scientific Advisory Board Agreement (“Agreement”) is by and between Joe McCord, M.D., (“Consultant”) and LifeVantage Corporation (the “Company”), effective as of October 1, 2009, the (“Effective Date”). Company and Consultant may be referred to herein individually as a “Party” and together as the “Parties.”
Recitals
     A. The Company markets and sells various products in the dietary supplement industry.
     B. The Company wishes to retain Consultant as a member of the Company’s Scientific Advisory Board, (“SAB”) and for various research and development services related to the Company’s products.
Agreement
     In consideration of the foregoing recitals and the following terms and conditions, the sufficiency of which is hereby acknowledged, the parties agree as follows:
     1. Term. This Agreement shall become effective on the Effective Date and continue until June 30, 2010, (the “Term”) unless sooner terminated in accordance with this Agreement.
     2. Obligations of Consultant. Consultant will provide such services as a member of the SAB, as are reasonably and customarily required by the Company, including, but not limited to, participating in meetings of the SAB; representing the Company in media interviews; appearing at Company conventions and distributor meetings from time-to-time; providing scientific advice and information to Company in matters involving Consultant’s areas of expertise; and collaborating on research and development projects. Consultant shall allow the Company to disclose Consultant’s participation on the SAB, and to utilize his name, likeness and statements on the Company’s website and in marketing materials; provided, however, that Consultant shall approve all such announcements and usage of his likeness or statements prior to publication. Consultant agrees that to the best of its ability and experience, Consultant’s conduct will be in a manner that will further the interest of Company and will at all times loyally and conscientiously perform all of the duties and obligations required either expressly or implicitly by the terms of this Agreement. Consultant agrees not to make any statements or perform any acts that could be injurious to Company, monetarily or otherwise.
     3. Compensation to Consultant. Company agrees to pay Consultant the following compensation for services rendered under this Agreement:
     (a) Monthly Compensation. Consultant shall receive a monthly fee for services in the amount of Ten Thousand Dollars ($10,000.00) per month, during the Term of this Agreement.
     (b) Commission. Beginning October 1, 2009, and continuing during the Term of this Agreement, Consultant shall receive Fifty Cents ($0.50) per bottle of Protandim®

sold by the Company. The product shall be considered “sold” when Company receives payment for the sale of such product and such sale shall be adjusted by any returns allowed. Commissions shall be payable on a quarterly basis within 45 days following the end of each calendar quarter.
     4. Travel Expenses. During the Term, Company agrees to reimburse Consultant for reasonable and pre-approved expenses incurred by Consultant in the course of performing the obligations pursuant to this Agreement. For any expenses approved in writing by the Company, the Company shall reimburse Consultant within thirty (30) days of Company’s receipt of an expense report and the receipts and other documentation of such expenses to support the reimbursement.
     5. Representations, Warranties and Covenants of Consultant. Consultant represents and warrants that (a) Consultant is not restricted or prohibited, contractually or otherwise, from entering into and performing each of the terms and covenants contained in this Agreement, (b) Consultant’s execution and performance of this Agreement is not a violation or breach of any other agreement to which Consultant is a party, (c) Consultant has all licenses and certifications necessary to render the Services, and (d) Consultant shall pay his/her own federal and state payroll taxes, including FICA, FUTA and income taxes relating to the compensation paid to Consultant hereunder.
     6. Termination.
     6.1 This Agreement may be terminated by either party upon thirty (30) days written notice.
     6.2 Upon the termination of this Agreement, either at the expiration of the Term or otherwise: (a) Consultant can no longer hold itself out to be a consultant to or of Company; (b) Company will not have an obligation to pay Consultant for any future expenses incurred or compensation to Consultant; and (c) Consultant will no longer have access to Confidential Information of Company, and all Confidential Information in Consultant’s possession must be returned to Company immediately, pursuant to the terms of this Agreement.
     7. Confidentiality. In connection with the performance of services hereunder, Consultant may become familiar with trade secrets and confidential information of Company which derive independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use (“Confidential Information”). Consultant agrees that, during the term of this Agreement and thereafter, Consultant will not disclose or utilize any of the Confidential Information (including without limitation policies, procedures, memoranda, records, reports, formulas, patterns, compilations, programs, devices, computer programs or parts thereof, Company information about plans, methods, techniques or processes) about which Consultant has learned during his/her association with Company. Upon the termination of this Agreement, Consultant shall deliver to Company all equipment, notes, documents, memoranda, reports, files, books, correspondence, lists or other written or graphic records and the like relating to Company’s business which are or have been in Consultant’s possession or control.

In the event of any violation of this Section, Company shall have a right to seek an injunction against Consultant preventing the disclosure of any Confidential Information covered by the operation of this Agreement, as well as to seek damages against Consultant for any loss suffered by Company as a result of the violation of this Agreement, or to seek any other remedy by way of law or equity against Consultant resulting from the violation of this Agreement.
     8. Intellectual Property. Intellectual property invented, created, written, developed, or produced as a result of Consultant’s consulting services to Company pursuant to this Agreement, is and shall be the sole property of the Company. “Intellectual Property” includes any inventions, patents, methods, processes, trademarks, copyrights, software programs or developments or enhancements, ideas, creations, articles and any similar property. Consultant shall promptly provide the Company, whether during or after the term of this Agreement, with those documents and signatures reasonably required by the Company to vest ownership of the Intellectual Property in the Company, and Consultant agrees to take any and all action reasonably necessary to vest such ownership in the Company. The Company alone has the right to use, sell, patent or license its Intellectual Property.
     9. Indemnity. Company agrees to indemnify, defend (with counsel chosen by Company) and hold harmless Consultant against all damages, claims, liabilities, losses and other expenses, including without limitation reasonable attorney’s fees and costs, whether or not a lawsuit or other proceeding is filed, resulting from the obligations of Consultant under this Agreement, except for claims arising out of the negligence, misstatements, omissions or other unauthorized actions of Consultant or his employees, agents or representatives.
     10. Notices. Each notice which is permitted or required pursuant to this Agreement may be delivered to the other party in person, or by telephone, email, U.S. mail or any other reasonable method.
     11. Compliance with Laws. Each party shall perform this Agreement in compliance with all applicable federal, national, state, and local laws, rules, and regulations and shall indemnify the other party for loss or damage sustained because of such party’s noncompliance with any such law, rule, or regulation.
     12. Independent Contractors. The relationship between Consultant and Company under this Agreement is that of independent contractors. Nothing in this Agreement shall be constructed to create any other relationship between the parties hereto. Neither party shall have any right, power, or authority to assume, create, or incur any expense, liability, or obligation, express or implied, on behalf of the other, except as otherwise provided in this Agreement.
     13. Assignment. This Agreement and all rights and obligations under it may be assigned by either party and assumed by any corporation or other entity which succeeds to all or substantially all of the business of that business through merger, consolidations, corporation reorganization or by acquisition of all or substantially all of the stock or assets of that business. However, with respect to Consultant, an assignment will be valid only if approved in writing by the Company in advance of such assignment.
     14. Governing Law; Dispute Resolution. This Agreement shall be interpreted and governed in accordance with the laws of the State of California without reference to its conflict of laws provisions. The parties agree that in the event of any dispute between the parties, that such dispute shall be submitted to arbitration for resolution to the American Arbitration Association in San Diego, California and no other place unless the parties expressly agree on another place. The prevailing party in any arbitration or litigation arising hereunder shall be entitled to be reimbursed for all reasonable attorney’s fees and out-of-pocket expenses including, but not limited to, the fees of experts and lawsuit or arbitration filing and similar fees.
     15. Modification and Waiver. This Agreement may not be altered, amended or modified in any way except by a writing signed by both parties. The failure of a party to enforce any provision of this Agreement shall not be construed to be a waiver of the right of such party to thereafter enforce that provision or any other provision or right.
     16. Severability. If any provision of this Agreement shall be found by a court to be void, invalid, or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of this Agreement.
     17. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties as to the subject matter of this Agreement, and supersedes all prior discussions, agreements, and writings in respect hereto including, but not limited to the Consulting Agreement entered into by the Parties effective January 1, 2008, and any amendments thereto.
     18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and which together shall constitute one instrument.
     19. Rules of Construction. As used in this Agreement, all terms defined in the singular shall include the plural, and vice versa, as the context may require. The words “hereof,” “herein,” and “hereunder” and other words of similar import refer to this Agreement as a whole. The headings of several sections of this Agreement are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be fairly interpreted in accordance with its terms and without any rules of construction relating to which party drafted the Agreement being applied in favor or against either party.
     Consultant and Company have executed this Agreement this            day of                     , 2009.

LifeVantage Corporation			Consultant

By:
	Name:	David W. Brown	Joe McCord, M.D.
	Title:	CEO

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